On June 26, 2015, Cornerstone Strategic Value Fund, Inc. (“CLM”) was the surviving fund in the reorganization of Cornerstone Progressive Return Fund (“CFP” or the “Acquired Fund”) with and into CLM.  The reorganization occurred pursuant to a Merger Agreement and Plan of Reorganization, dated as of June 26, 2015, by and among CLM and the Acquired Fund (the “CFP Merger Agreement”).  Pursuant to the CFP Merger Agreement, CLM acquired all of the assets and liabilities of the Acquired Fund in exchange for shares of CLM.  The circumstances and details of the reorganization as well as a Form of Merger Agreement and Plan of Reorganization are contained in CLM’s Form 497, filed with the Securities and Exchange Commission (“SEC”) on April 10, 2015, SEC Accession No. 0001398344-15-002480 and Form N-14 8C/A, filed with the SEC on April 3, 2015, SEC Accession No. 0001398344-15-002326, which materials are incorporated herein by reference. In addition, the final version of the Merger Agreement and Plan of Reorganization, which was executed on June 29, 2015, is included as an Exhibit to Sub-Item 77Q1(g) of this Form NSAR-A, and is incorporated herein by reference.